Exhibit 10.5

EXECUTION COPY

PERFORMANCE GUARANTY AGREEMENT

dated as of

September 8, 2009,

by

JOHNSONDIVERSEY, INC.

as Guarantor,

in favor of

NORDDEUTSCHE LANDESBANK GIROZENTRALE

as Agent

PERFORMANCE GUARANTY AGREEMENT

This PERFORMANCE GUARANTY AGREEMENT (this “Agreement”), dated as of September 8, 2009, is made by:

JOHNSONDIVERSEY, INC., a Delaware corporation and the direct or indirect parent company of each of the Guaranteed Parties (as defined below) (herein, together with its successors and permitted assigns, the “Guarantor”).

in favor of:

(A) NORDDEUTSCHE LANDESBANK GIROZENTRALE, as agent for the Purchaser (as defined below) (in such capacity, together with its successors and assigns, the “Agent”),

(B) Hannover Funding Company LLC, as purchaser (in such capacity, together with its successors and assigns, the “Purchaser”), and

(C) the Program Support Providers from time to time party to any Program Support Agreement:

1. Recitals. This Agreement is made in connection with (i) the Receivables Purchase Agreement, dated as of the date hereof (herein, as amended and/or restated, or otherwise modified and/or supplemented from time to time, the “Receivables Purchase Agreement”), by and between JDER Limited (the “Seller”), the Purchaser, the Agent, JohnsonDiversey France, S.A.S. (“JDI France”), JohnsonDiversey España S.L. (“JDI Spain”) and JohnsonDiversey UK Limited (“JDI UK”); (ii) the Servicing Agreement, dated as of the date hereof (herein, as amended and/or restated, or otherwise modified and/or supplemented from time to time, the “Servicing Agreement”), by and between the Seller, JDI France, JDI Spain and JDI UK (herein, each of JDI France, JDI Spain and JDI UK, in such capacity, a “Servicer,” and, collectively, the “Servicers”) and the Agent; (iii) the sale agreement, dated as of the date hereof, by and between JDI France (in such capacity, an “Originator”) and the Seller (herein, as amended and/or restated, or otherwise modified and/or supplemented from time to time, the “French Sale Agreement”); (iv) the sale agreement, dated as of the date hereof, by and between JDI Spain (in such capacity, an “Originator”) and the Seller (herein, as amended and/or restated, or otherwise modified and/or supplemented from time to time, the “Spanish Sale Agreement”); and (v) the sale agreement, dated as of the date hereof, by and between JDI UK (in such capacity, an “Originator,” and, collectively, with JDI France and JDI Spain, the “Originators”) and the Seller (herein, as amended and/or restated, or otherwise modified and/or supplemented from time to time, the “English Sale Agreement,” and, collectively, with the French Sale Agreement and the Spanish Sale Agreement, the “Sale Agreement,” and, collectively, with the Servicing Agreement and the Receivables Purchase Agreement, the “Guaranteed Agreements”), providing for the performance of each of the Originators’ and Servicers’ obligations under the Guaranteed Agreements. This Agreement is made for the benefit of the Agent, the Purchaser and any Program Support Provider to guarantee the payment and performance by each of JDI France, JDI Spain and JDI UK (collectively, the “Guaranteed Parties”) of its obligations (the “Guaranteed Obligations”) under the Guaranteed Agreements. Each of the Guaranteed Parties is a direct or indirect Subsidiary of the Guarantor and the Guarantor is expected to receive substantial direct and indirect benefits from participation by the Guaranteed

Parties in the transaction contemplated in the Guaranteed Agreements (which benefits are hereby acknowledged). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Receivables Purchase Agreement. In the case of any inconsistency between such terms and the terms defined in this Agreement, the terms defined in this Agreement shall prevail for the purposes of this Agreement.

2. Guaranty by the Guarantor.

2.1. Required Payments; Required Actions. The Purchaser and the Program Support Providers, if applicable, are willing to purchase the Participation and make payments with respect to the Participation upon the Seller’s irrevocable notice to the Agent in accordance with the Receivables Purchase Agreement only upon the condition, among others, that the Guarantor execute and deliver this Agreement and guaranty each of the Guaranteed Parties’ payment and performance of the Guaranteed Obligations. Such guaranty is an absolute, unconditional, present and continuing guaranty of performance and payment and not of collectibility and is in no way conditioned or contingent upon any attempt to collect from any of the Guaranteed Parties, or any other action, occurrence or circumstance whatsoever. If any of the Guaranteed Parties shall fail to make any required payment in respect of the Guaranteed Obligations (“Required Payment”) when and as the same shall become due and payable following any applicable period of grace, the Guarantor, upon request of the Agent, shall as soon as reasonably practicable but in no event later than two (2) Business Days following such request, make such Required Payment, in immediately available funds, directly to the Agent, at the address specified in the Receivables Purchase Agreement, or at such other place as the Agent shall direct, for application as provided in the Guaranteed Agreements. If any of the Guaranteed Parties shall fail to perform any action required by the Guaranteed Obligations (“Required Action”) when and as the same shall become due, the Guarantor, upon request of the Agent, shall as soon as reasonably practicable but in no event later than two (2) Business Days following such request, take such Required Action, as provided for in the Guaranteed Agreements.

2.2. For the purposes of clarification, nothing in this Agreement shall be construed as a guaranty of the collection of any of the Receivables and the Guarantor shall not be responsible for any Guaranteed Obligations to the extent the failure to perform such obligations results from Receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor.

2.3. Payments; Discount.

(i) Notwithstanding anything contained herein or any other Transaction Document to the contrary, all amounts to be paid or deposited by the Guarantor hereunder shall be paid in a manner such that the amount to be paid or deposited is actually received by the Person to which such amount is to be paid or on behalf of which such amount is to be deposited in accordance with the terms hereof (and of the Guaranteed Agreements, as applicable) no later than 12:00 noon (local time where such receiving Person is located) on the day when due in accordance with Section 2.1 above in immediately available funds. If such amounts are payable to the Agent (whether on behalf of the Purchaser, or any Program Support Provider or otherwise) they shall be paid or deposited into the relevant Collection Account, until otherwise notified by the Agent.

(ii) The Guarantor shall, to the extent permitted by applicable law, pay to the Agent, for the benefit of the Purchaser and the Program Support Providers, if applicable, upon demand, interest on all amounts not paid or deposited when due and payable hereunder in accordance with Section 2.1 above at a rate equal to two percent (2.00%) per annum, plus the Base Rate.

2.4. Subrogation. In the event the Guarantor shall at any time make any Required Payment or perform any Required Action in accordance with the terms and provisions of this Agreement, all rights of the Guarantor for subrogation, reimbursement, indemnity, contribution or otherwise against any of the Guaranteed Parties in respect thereof, together with all rights of the Guarantor in any collateral securing payment or performance obligations of the Guaranteed Parties, shall in all respects be subordinated and junior in right of payment to the indefeasible payment in full of all Required Payments owed to the Agent, the Purchaser and the Program Support Providers (if any) from time to time; provided, however, that to the extent any such right of subrogation, reimbursement, indemnity, contribution or otherwise, or right in collateral, would constitute the Guarantor a creditor of any of the Guaranteed Parties in respect thereof within the meaning of Section 547(b) of the Bankruptcy Code, as now in effect or hereafter amended, or any comparable provisions of any successor statute and to the extent that Agent, the Purchaser or any Program Support Provider is adversely affected thereby, in the event a case involving any of the Guaranteed Parties shall at any time be commenced under the Bankruptcy Code, as now in effect or hereafter amended, or any comparable provision of any successor statute, the Guarantor hereby agrees that it will not assert, enforce or otherwise exercise any such right until this Agreement has been terminated in accordance with its terms.

2.5. Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of, or in respect of, any Required Payment or any Required Action is rescinded or must otherwise be reinstated by the Agent, the Purchaser, any Program Support Provider from time to time upon the bankruptcy or reorganization of any of the Guaranteed Parties or otherwise.

2.6. Guarantor Familiar with the Guaranteed Parties’ Affairs. The Guarantor confirms that it has executed and delivered this Agreement after reviewing the terms and conditions of the Guaranteed Agreements, this Agreement, and the other Transaction Documents and such other information as it has deemed appropriate in order to make its own credit analysis and decision to execute and deliver this Agreement. The Guarantor confirms that it has made its own independent investigation with respect to each of the Guaranteed Parties’ creditworthiness and is not executing and delivering this Agreement in reliance on any representation or warranty by the Agent, the Purchaser or any Program Support Provider or any other person acting on behalf of the Agent, the Purchaser or any Program Support Provider as to such creditworthiness. The Guarantor expressly assumes all responsibilities to remain informed of the financial condition of each of the Guaranteed Parties and any circumstances affecting (a) each of the Guaranteed Parties’ ability to perform its obligations under the Guaranteed Agreements, this Agreement, and the other Transaction Documents to which it is a party, or (b) any collateral securing all or any part of any of the Guaranteed Parties’ payment and performance obligations thereunder.

2.7. Solvency. As of the date the Guarantor has become a party to this Agreement, (i) the Guarantor has received consideration that is the reasonable equivalent value of the obligations and liabilities that the Guarantor has incurred to the Agent, the Purchaser and any Program Support Provider from time to time under this Agreement and the other Transaction Documents to which the Guarantor is a party; (ii) the Guarantor has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is solvent and able to pay its debts as they mature; (iii) the Guarantor owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay its debts; and (iv) the Guarantor is not entering into the Transaction Documents to which it is a party with the intent to hinder, delay or defraud its creditors. For purposes of this Section 2.7, references to the Guarantor shall be deemed to include the Guarantor and its consolidated Subsidiaries, taken as a whole.

3. Subordination. The Guarantor hereby agrees that during the term of this Agreement any indebtedness of any of the Guaranteed Parties now or hereafter owing to the Guarantor, whether heretofore, now or hereafter created (the “Guarantor Subordinated Debt”), is hereby subordinated to all of the Guaranteed Obligations, and that after the occurrence and during the continuance of any default in the payment or performance of any of the Guaranteed Obligations, the Guarantor Subordinated Debt shall not be paid in whole or in part until the Guaranteed Obligations have been paid in full and this Agreement is terminated and of no further force or effect. The Guarantor shall not accept any payment of or on account of any Guarantor Subordinated Debt at any time in contravention of the foregoing sentence. If, notwithstanding the foregoing, after the occurrence and during the continuance of any default in the payment or performance of any of the Guaranteed Obligations, the Guarantor shall receive any payment on the Guarantor Subordinated Debt, each payment on the Guarantor Subordinated Debt received in violation of this Section 3 or of any other provision hereof shall be deemed to have been received by the Guarantor as trustee for the Agent, the Purchaser and the Program Support Providers and shall be paid over to the Agent immediately on account of the Guaranteed Obligations, but without otherwise affecting in any manner the Guarantor’s liability hereof.

4. Guarantor’s’ Obligations Absolute. Subject to the limitations set forth in Section 2.2 and any other applicable law, the obligations of the Guarantor under Section 2.1 of this Agreement shall be absolute and unconditional, shall not be subject to any counterclaim, setoff, deduction or defense based on any claim the Guarantor may have against any of the Guaranteed Parties, the Agent, the Purchaser, or any Program Support Provider, or any of their respective Affiliates, and shall remain in full force and effect without regard to, and shall not be released, suspended, abated, deferred, reduced, discharged, terminated or otherwise affected by any circumstance or occurrence whatsoever (other than the termination of this Agreement in accordance with its terms) (whether or not the Guarantor or any of its Affiliates shall have any knowledge or notice thereof), including, without limitation: (a) any renewal, extension, amendment or modification of or addition or supplement to or deletion from the Guaranteed Agreements, this Agreement, any other Transaction Document, or any other instrument or agreement applicable to the Guarantor, the Guaranteed Parties, or any part thereof, or any assignment, transfer or other disposition of any thereof; (b) any failure on the part of any of the Guaranteed Parties or any other person to perform or comply with any term of any such instrument or agreement; (c) any waiver, consent, extension, indulgence or other action or inaction (including, without limitation, any lack of diligence or failure to mitigate damages) under or in respect of any such instrument or agreement or any obligation or liability of any of the Guaranteed Parties or any other person, or any exercise or non-exercise of any right, power or remedy under or in respect of any such instrument or agreement or any such obligation or liability; (d) any furnishing of any additional security to the Agent, the Purchaser or any Program Support Provider or any acceptance thereof or any release of any security by the Agent, the Purchaser or any Program Support Provider; (e) any limitation on any person’s liability or obligation under any such instrument or agreement or any such obligation or liability or any termination, cancellation, commercial or other frustration, invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any such obligation or liability or any term of any thereof; (f) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition, arrangement or other similar proceeding relating to any of the Guaranteed Parties or to any of their properties or assets, or any such proceeding by, among or on behalf of any of their creditors, as such, or any proceeding for the voluntary liquidation or dissolution or other winding up of any of the Guaranteed Parties, whether or not insolvency or bankruptcy proceedings, or any assignment for the benefit of their creditors, or any other marshalling of their assets, or any action taken by any trustee or receiver or by any court in any such proceeding; (g) any change in the ownership of all or any part of the capital stock of any of the Guaranteed Parties; (h) any assignment, transfer or other disposition, in whole or in part, by any of the Guaranteed Parties of its interest in the Pool Receivables subjected to the liens and security interests created by the Transaction Documents; (i) any taking of or any encumbrance on or interference with any use of or any damage to or destruction of such property, or any part thereof or interest therein; or (j) any other circumstance or occurrence, whether similar or dissimilar to any of the foregoing (other than the termination of this Agreement in accordance with its terms). Notwithstanding the foregoing, this Agreement is not a guarantee of the collection of any of the Receivables and the Guarantor shall not be responsible for any Guaranteed Obligations to the extent the failure to perform such Guaranteed Obligations by any Guaranteed Party results from Receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor.

5. Representations and Warranties. Intending that the Agent, the Purchaser and any Program Support Provider rely upon the following representations and warranties, the Guarantor represents and warrants to the Agent, the Purchaser and any Program Support Provider that as of the date of this Agreement:

5.1. The Guarantor is a corporation duly incorporated and validly existing under the laws of the State of Delaware, and is duly qualified to do business in every jurisdiction where the nature of its businesses requires it to be so qualified if any failure to be so qualified would be reasonably likely to have a Material Adverse Effect.

5.2. The execution, delivery and performance by the Guarantor of this Agreement, (a) are within the Guarantor’s corporate powers, (b) have been duly authorized by all necessary corporate action on the part of the Guarantor, (c) do not contravene or result in a default under or conflict with (1) the Guarantor’s constitutional documents, (2) any law, rule or regulation applicable to the Guarantor, (3) any contractual restriction binding on or affecting the Guarantor or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Guarantor or its property unless, in each case, such contravention, default or conflict could not reasonably be expected to have a Material Adverse Effect, and (d) are in the Guarantor’s commercial interest. This Agreement has been duly executed and delivered by the Guarantor.

5.3. No authorization, approval, or other action to or by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery and performance by the Guarantor of this Agreement, except (i) for actions taken or referred to in Section (1) of Exhibit II of the Receivables Purchase Agreement, all of which have been (on or before the Closing Date) duly made or taken and are in full force and effect and (ii) where the failure to have obtained any such authorization or approval or taken any such action or made any such filing or notice would not have nor would be reasonably likely to have a Material Adverse Effect.

5.4. There is no pending action, suit or proceeding and, to the Guarantor’s knowledge, no threatened action, suit or proceeding, affecting the Guarantor, or any of its properties, before any Governmental Authority or arbitrator which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

5.5. All information, exhibits, financial statements, documents, books, records or reports furnished by the Guarantor to the Agent or the Purchaser in connection with this Agreement is accurate in all material respects as of its date, and no such item contains any untrue statement of a material fact.

5.6. This Agreement constitutes a legal and validly binding obligation of the Guarantor which is enforceable against the Guarantor in accordance with its terms, subject to (a) bankruptcy, insolvency, fraudulent conveyance, receivership, reorganization, moratorium and other laws or decisions relating to or affecting debtors’ obligations or creditors’ rights generally; (b) general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity; and (c) an implied covenant of good faith and fair dealing.

5.7. The Guarantor has filed or caused to be filed all material returns, statements, forms and reports for taxes, domestic or foreign, required to be filed by it and has paid or made adequate provisions for the payment of all taxes payable by it which have become due or any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles have been provided on the books of the Guarantor), except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

5.8. The Guarantor has not, as of the date of this Agreement, procured insurance relating to the Receivables sold pursuant to the Transaction Documents.

5.9. The Guarantor is not in violation of any law, rule or regulation or of any order of any court, arbitrator or Governmental Authority that would be reasonably be expected to have a Material Adverse Effect.

5.10. Each of the Guaranteed Parties is a direct or indirect Subsidiary of the Guarantor. JohnsonDiversey Ireland Limited, DiverseyLever (Ireland) Limited and Ranger Hygiene Cleaning Systems Limited (collectively, the “Irish Liquidation Subsidiaries”) are (i) each direct or indirect Subsidiaries of the Guarantor incorporated under the laws of Ireland and (ii) subject to voluntary liquidation proceedings under the laws of Ireland. Other than the Seller and the Irish Liquidation Subsidiaries, the Guarantor has no other Subsidiaries incorporated and registered under the Companies Act 1963 to 2009 of Ireland (the “Companies Acts”) or capable of being wound up under the Companies Acts.

5.11. The Guarantor is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

6. Covenants.

6.1. Changes in Jurisdiction of Organization, etc. The Guarantor will promptly notify the Agent upon any (i) change in its jurisdiction of organization or the location of its chief executive office from that referred to in Schedule I of the Receivables Purchase Agreement or (ii) change in its name, and will promptly deliver to the Agent any documents reasonably requested by the Agent in respect of such change.

6.2. Compliance with Laws. The Guarantor shall comply in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not adversely affect the ability of the Guarantor to perform its obligations under this Agreement.

6.3. Accuracy of Information. All information, exhibits, financial statements, documents, books, records or reports to be furnished at any time by the Guarantor to the Agent or the Purchaser in connection with this Agreement will be accurate in all material respects as of the date so furnished, and no such item will contain any untrue statement of a material fact.

6.4. Notice of Termination Events, etc. To the extent an Originator, a Servicer or the Seller has not already notified the Agent, the Guarantor shall provide to the Agent as soon as reasonably possible and in any event within three (3) Business Days after the Guarantor obtains actual knowledge of (A) the occurrence of any Termination Event, a statement by its director of finance or chief financial officer or chief accounting officer setting forth details of such Termination Event and the action which it proposes to take with respect thereto, which information shall be updated promptly from time to time; (B) any litigation, investigation or proceeding that may exist at any time between it and any Person or any litigation or proceeding relating to any Transaction Document that would reasonably be expected to have a Material Adverse Effect, notice of such litigation, investigation or proceeding, (C) the existence of a Material Adverse Effect, notice of such Material Adverse Effect and (D) the occurrence of a breach of Section 6.7 hereof, notice of such breach.

6.5. Stock Exchange or Securities Regulator Filings. The Guarantor shall provide to the Agent, promptly following the filing thereof, copies of each prospectus, information memorandum, registration statement and annual, quarterly or other material report which the Guarantor files with any stock exchange on which the Guarantor’s securities are listed or with any securities regulator or other Governmental Authority.

6.6. Change in Debt Ratings. The Guarantor shall provide to the Agent, promptly following the date of any downgrade in the rating of any Debt of the Guarantor by any Rating Agency, if any, a written certification of such rating after giving effect to any such downgrade.

6.7. Financial Covenants. The Guarantor shall comply with Sections 5.1, 5.2, 5.3 and 5.4 of the Credit Agreement (as defined in the Receivables Purchase Agreement). For the purpose of this Section 6.7, the parties agree that no effect shall be given to the first paragraph of Article V of the Credit Agreement.

6.8. Reporting. The Guarantor shall cause to be delivered the reports set forth in Section 1(l) of Exhibit IV to the Receivables Purchase Agreement.

6.9. Other Information. To the extent not prohibited by applicable law, the Guarantor shall provide to the Agent such other information (including non-financial information) as the Agent may from time to time reasonably request with respect to the Guarantor.

6.10. Sale Treatment. The Guarantor shall not, and shall not permit any Originator to, account for, or report, or otherwise treat, the transactions contemplated by the Sale Agreement in any manner other than as a sale of Receivables by the relevant Originator to the Seller; provided that such transactions may be treated as a financing (i) for tax purposes, and (ii) on the financial statements of the relevant Originator if required by GAAP; and provided, further, that each party hereto hereby acknowledges and agrees that, to the extent required by GAAP, the derecognition of French Receivables may be delayed until the Monthly Reporting Date immediately following their sale. In addition, as and when required by applicable law, regulations and GAAP, the Guarantor shall, and shall cause each Originator to, disclose (in a footnote or otherwise) in its financial statements the existence and nature of the transactions contemplated hereby and by the Sale Agreement to which such Originator is a party and the interest of the Purchaser and the Agent, on behalf of the Secured Parties, in the Receivables, Related Security and the rights and remedies transferred pursuant to the Sale Agreement.

6.11. Irish Companies. Other than in respect of the Seller, without the written consent of the Agent (and confirmation from S&P that no downgrade of the rating of the Variable Funding Notes will result), the Guarantor shall not (and shall procure that no Subsidiary shall), promote or procure the formation of any body corporate or company incorporated and registered under the Companies Acts or capable of being wound up under the Companies Acts, and shall not subscribe for or acquire (for cash or otherwise) any investment in or of any body corporate or company that is capable of being a “related company” of the Seller within the meaning of Section 4 of the Companies (Amendment) Act 1990 of Ireland.

6.12. Corporate Documents. The Guarantor shall not cause or permit or suffer any Guaranteed Party that is an Affiliate of the Guarantor to amend, alter, change or repeal its organizational documents in any manner that would reasonably be expected to have a Material Adverse Effect without the prior written consent of the Agent.

7. Taxes.

7.1. All payments and distributions made under the Transaction Documents by the Guarantor to the Purchaser or the Agent (each, a “recipient”) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and any other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on any recipient (or any assignee of a recipient) other than Excluded Taxes (such non-excluded items being called “Taxes”). In the event that any withholding or deduction from any payment made by the Guarantor to a recipient is required in respect of any Taxes, then the Guarantor shall:

(i) pay directly to the relevant taxing authority the full amount required to be so withheld or deducted within the time allowed;

(ii) promptly forward to the recipient, with a copy to the Agent, an original or certified copy of any official receipt or other documentation evidencing such payment reasonably satisfactory to the recipient and the Agent evidencing such payment to such taxing authority; and

(iii) pay to the recipient such additional amount or amounts as are necessary to ensure that the net amount actually received by the recipient shall equal the full amount such recipient would have received had no such withholding or deduction been required.

7.2. If any Taxes are directly asserted against any recipient with respect to any payment or income earned or received by such recipient hereunder or under any other Transaction Documents, the Guarantor shall within twenty (20) Business Days of written demand pay such additional amounts (including, without limitation, any penalties, interest or expenses) as shall be necessary in order that the net amount received and retained by the recipient after the payment of such Taxes (including any Taxes on such additional amounts) shall equal the amount such recipient would have received had such Taxes not been asserted.

7.3. Any recipient that is entitled to an exemption from or reduction of withholding tax under the laws of the jurisdiction in which the Guarantor is located, or any treaty to which such jurisdiction is a party, with respect to payments under any of the Transaction Documents shall deliver to the Guarantor at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law, or reasonably requested by the Guarantor, as will permit such payments to be made without withholding or at a reduced rate; provided, that such recipient is legally entitled to complete, execute and deliver such documentation.

7.4. If a recipient determines in its sole and absolute discretion that it has received a tax refund or tax credit as a result of any payment by the Guarantor pursuant to this Section 7, then such recipient shall, to the extent it can do so without prejudice to the amount of any other tax, deduction, credit or relief, pay the Guarantor such amount as the recipient determines will leave it in no better or worse position than it would have been in if the Guarantor had not made such payment. The Guarantor shall return any amount received pursuant to this Section 7 within ten (10) Business Days of written demand if a taxing authority determines that such recipient is not entitled to such refund or credit. Each recipient shall have sole discretion to arrange its tax affairs without regard to this Section 7 and no recipient shall be obligated to disclose any tax information to the Guarantor.

7.5. Notwithstanding anything in this Agreement to the contrary, the Guarantor shall not be required to pay to any recipient any amount pursuant to this Section 7 to the extent such amount has been fully and finally paid in cash to such recipient pursuant to any other provision of this Agreement or any other Transaction Document.

7.6. The Guarantor shall not be required to make an increased payment to a recipient under Section 7.1 above for any deduction or withholding for or on account of a Tax imposed by the United States under the laws in effect at the time the recipient became party to the Transaction Document giving rise to the payment by the Guarantor.

7.7. If a recipient becomes aware that the Guarantor must make a deduction or withholding on account of Taxes (or that there is change in the rate or the basis of a deduction or withholding on account of Taxes) it must notify the Agent accordingly. If the Agent receives such notification from a recipient it shall notify the Guarantor.

8. Waiver. The Guarantor unconditionally waives, to the maximum extent permitted under any applicable law now or hereafter in effect, insofar as its obligations under Section 2.1 of this Agreement are concerned, (a) notice of any of the matters referred to in Section 4 of this Agreement, (b) all notices required by statute, rule of law or otherwise to preserve any rights against the Guarantor hereunder, including, without limitation, any demand, proof or notice of non-payment of any indebtedness arising under the Guaranteed Agreements and the Transaction Documents, and notice of any failure on the part of any of the Guaranteed Parties to perform or comply with any term of the Guaranteed Agreements, the other Transaction Documents or any other agreement or instrument to which any of the Guaranteed Parties is a party, (c) any right to the enforcement, assertion or exercise against any of the

Guaranteed Parties or against any other person or any collateral of any right, power or remedy under or in respect of any such agreement or instrument, and (d) any requirement that the Guarantor be joined as a party to any proceedings against any of the Guaranteed Parties or any other person for the enforcement of any term of any such agreement or instrument.

9. Further Assurance, etc. The Guarantor, at its sole expense, will duly execute, acknowledge and deliver all such instruments and take all such action as the Agent may reasonably request in order to effectuate the purposes of this Agreement and to carry out the terms hereof.

10. Consent to Performance by each of the Guaranteed Parties. The Guarantor, as the parent of each of the Guaranteed Parties, consents to and approves the execution, delivery and performance by each of the Guaranteed Parties of all Transaction Documents to which it is a party.

11. Full Recourse Obligations. It is the desire and intent of the Guarantor and the Agent that subject to the provisions of Section 2.2, this Agreement shall be enforced as a full recourse obligation of the Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.

12. Survival of Agreements. All written agreements, representations and warranties of the Guarantor hereunder shall be deemed to have been relied upon by the Agent, the Purchaser and the Program Support Providers and shall survive the execution and delivery of this Agreement, the making of the payments with regards to the Participation, any disposition thereof by the Purchaser or any Program Support Provider and any investigation at any time made by the Agent, the Purchaser or any Program Support Provider or on its behalf.

13. Termination. Subject to Section 22 hereof, this Agreement shall terminate upon the earlier of (i) the final termination in full of the Guaranteed Obligations pursuant to the terms of the Guaranteed Agreements, subject to survival or reinstatement of any Guaranteed Obligations pursuant to the terms of the Guaranteed Agreements, and (ii) the satisfaction in full of the Guaranteed Obligations, as reasonably determined by the Agent, at which time the Agent, at the request and expense of the Guarantor, will execute and deliver to the Guarantor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement (subject to survival or reinstatement of any Guaranteed Obligations pursuant to the terms of the Guaranteed Agreements), and will duly assign, transfer and deliver to each of the Guaranteed Parties or Guarantor, as applicable, or as each of the Guaranteed Parties may direct all of the rights and moneys (if any) at the time held by the Agent hereunder.

14. Indemnification.

14.1. Without limiting any other rights that an Indemnified Party may have hereunder or under applicable law, the Guarantor hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts arising out of or resulting from this Agreement (whether directly or indirectly), excluding, however, (a) Indemnified Amounts to the extent resulting from fraud, gross negligence or willful misconduct on the part of such Indemnified Party, (b) any Excluded Taxes or any tax assessed on an Indemnified Party to the extent a loss, liability or cost is compensated for by an increased payment under Section 7 or would have been compensated for by an increased payment under Section 7 but was not so compensated solely because one of the exclusions in Section 7.6 applied, (c) any special, indirect or consequential damages suffered by any Indemnified Party or punitive damages asserted by an Indemnified Party, (d) Indemnified Amounts to the extent the same includes losses in respect of Receivables which were Eligible Receivables as of the date transferred to the Seller and which are uncollectible on account of the insolvency, bankruptcy, or lack of creditworthiness of the related Obligor, (e) any Indemnified Amount to the extent the same has been fully and finally paid in cash to such Indemnified Party pursuant to any other provision of this Agreement or any other Transaction Document, (f) any Breakage Costs and (g) Indemnified Amounts claimed by any Indemnified Party arising by reason of such Indemnified Party’s default hereunder.

14.2. If under any applicable law or regulation, or pursuant to a judgment or order being made or registered against the Guarantor or any Guaranteed Party, or the liquidation of any of the Guarantor or any Guaranteed Party or for any other reason, any payment under or in connection with this Agreement or any Transaction Document is made (including any payment pursuant to Article 2 or this Article 14) or fails to be satisfied, in a currency (the “payment currency”) other than the currency in which such payment is expressed to be due under or in connection with this Agreement or any Transaction Document or, in the event no currency is specified, a currency determined by the Person (in its reasonable good faith opinion) to whom such payment is owed or otherwise payable (the “contractual currency”), then, to the extent that the amount of such payment actually received by the Agent, the Purchaser or any Program Support Provider (the “payee”), when converted into the contractual currency at the rate of exchange falls short of such amount due, the Guarantor as a separate and independent obligation, shall, or shall cause the relevant Guaranteed Party to indemnify and hold harmless the payee against the amount of such shortfall. For the purposes of this Section 14.2 “rate of exchange” means the rate at which the payee is able on or about the date of such payment to purchase, in accordance with its normal practice (provided that such normal practice is not unreasonable), the contractual currency with the payment currency and shall take into account (and the payor shall be liable for) any premium and other costs of exchange including any taxes or duties incurred by reason of any such exchange.

15. Notices. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and sent or delivered, to each party hereto, at its address set forth under its name on Schedule I to the Receivables Purchase Agreement, or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by first class mail), and notices and communications sent by other means shall be effective when received.

16. Governing Law and Jurisdiction. The Guarantor hereby irrevocably and unconditionally agrees:

(i) THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF).

(ii) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON- EXCLUSIVE JURISDICTION OF THOSE COURTS.

EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE PARTIES HERETO EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

17. Miscellaneous. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. This Agreement may be amended, waived, discharged, or terminated only by an instrument in writing signed by the party against which enforcement of such amendment, waiver, discharge or termination is sought. This Agreement supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of this Agreement by facsimile shall be equally effective as delivery of a manually executed counterpart of this Agreement.

18. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

19. No Recourse.

19.1. The Guarantor acknowledges and agrees that the obligations of the Purchaser under the Receivables Purchase Agreement and any other Transaction Document to which it is a party are solely the corporate obligations of the Purchaser and shall be payable solely to the extent of funds received from Collections or from any party to any Transaction Document in accordance with the terms thereof in excess of funds necessary to pay matured and maturing commercial paper.

19.2. Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Purchaser under this Agreement and all other Transaction Documents to which it is a party are solely the corporate obligations of the Purchaser and shall be payable solely to the extent of funds received by the Purchaser and available for application thereto in accordance with the terms of the Servicing Agreement and the other Transaction Documents.

20. No Bankruptcy Petition. The Guarantor hereby covenants and agrees that:

20.1. Prior to the date which is one (l) year and one (1) day after the payment in full of all outstanding commercial paper or other rated indebtedness of the Purchaser, it will not institute against, or join any other Person in instituting against, the Purchaser any proceeding of a type referred to in the definition of Bankruptcy Event; and

20.2. Prior to the date which is two years (2) and one day after the Final Payout Date, it will not institute against, or join any other Person in instituting against, the Purchaser or any Intermediate Transferor any proceeding of a type referred to in the definition of Bankruptcy Event.

21. Jury Trial Waiver. THE GUARANTOR AND THE AGENT (FOR ITSELF, THE PURCHASER AND ANY PROGRAM SUPPORT PROVIDER) EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN OR AMONG THEM ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN OR AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

22. Survival of Termination. The provisions of Section 14 and Section 19 of this Agreement shall survive any termination of this Agreement.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

JOHNSONDIVERSEY, INC., as Guarantor

By:	/s/ Lori P. Marin
Name:	Lori P. Marin
Title:	Vice President and Corporate Treasurer

NORDDEUTSCHE LANDESBANK GIROZENTRALE, as Agent

By:	/s/ Anthony Brown
Name:	Anthony Brown
Title:	Director

By:	/s/ John McDermott
Name:	John McDermott
Title:	Director

[Signature Page for Performance Guaranty Agreement]